Silk Road Medical Reports Fourth Quarter and Full Year 2019 Financial Results and Provides Full Year 2020 Outlook

SUNNYVALE, Calif. – February 26, 2020 – Silk Road Medical, Inc. (Nasdaq: SILK), a company focused on reducing the risk of stroke and its devastating impact, today reported financial results for the three months and full year ended December 31, 2019.

Recent Highlights
•Revenue of $18.6 million for the fourth quarter and $63.4 million for the full year of 2019, representing 62% and 83% increases, respectively, over the corresponding periods of 2018
•Positive results from the ongoing TransCarotid Artery Revascularization (TCAR) Surveillance Project comparing TCAR and transfemoral carotid artery stenting (TF-CAS) published in The Journal of the American Medical Association (JAMA)
•Completed over 8,400 TCAR procedures in the U.S. in 2019 growing the cumulative number of procedures performed to over 16,000 globally

“Throughout 2019, we made important headway on our key initiatives of commercial execution and clinical evidence which continued to drive TCAR interest and adoption leading to revenue growth of more than 80% in 2019,” said Erica Rogers, Chief Executive Officer of Silk Road Medical. “As we look to 2020, we expect continued adoption among physicians as well as further development on our label expansion and pipeline strategies. We have built a strong foundation to support our mission of becoming standard of care and to positively impact patient lives.”

Fourth Quarter 2019 Financial Results
Revenue for the fourth quarter of 2019 was $18.6 million, an increase of $7.2 million or 62%, compared to the fourth quarter of 2018. The increase was driven primarily by growing adoption of TCAR across an expanded base of hospital accounts, trained physicians and sales territories.

Gross profit for the fourth quarter of 2019 was $13.9 million compared to $7.8 million for the fourth quarter of 2018. Gross margin for the fourth quarter of 2019 increased to 75% compared to 68% in the fourth quarter of 2018, driven primarily by leveraging manufacturing overhead costs across a greater number of products sold and higher revenue.

Operating expenses were $21.4 million for the fourth quarter of 2019, compared to $15.1 million in the corresponding prior year period, which represents an increase of 42%. The increase was driven primarily by selling, general and administrative expenses related to growth in our commercial team and marketing efforts as well as costs related to being a public company.

Net loss was $8.3 million in the fourth quarter of 2019, or a loss of $0.27 per share, as compared to $15.6 million, or a loss of $14.12 per share, in the corresponding period of the prior year.

Full Year 2019 Financial Results
Revenue for the full year 2019 was $63.4 million, an increase of $28.8 million or 83%, compared to 2018. The increase was driven primarily by growing adoption of TCAR across an expanded base of hospital accounts, trained physicians, and sales territories.

Gross profit for the full year 2019 was $47.4 million compared to $23.7 million for 2018. Gross margin for full year 2019 increased to 75% compared to 69% in 2018, driven primarily by leveraging manufacturing overhead costs across a greater number of products sold and higher revenue.

Operating expenses were $75.5 million for the full year 2019, compared to $45.1 million in 2018, which represents an increase of 67%. The increase was driven primarily by selling, general and administrative expenses related to growth in our commercial team and marketing efforts as well as costs related to being a public company.

Net loss was $52.4 million for the full year 2019, or a loss of $2.28 per share, as compared to $37.6 million, or a loss of $39.16 per share, in 2018.

Cash, cash equivalents and short-term investments were $90.7 million as of December 31, 2019.

2020 Financial Guidance
Silk Road Medical projects revenue for the full year 2020 to range from $92 million to $95 million, which represents 45% to 50% growth over the company’s prior year revenue.

Conference Call
Silk Road Medical will host a conference call at 1:30 p.m. PT / 4:30 p.m. ET on Wednesday, February 26, 2020 to discuss its fourth quarter and full year 2019 financial results. The call may be accessed through an operator by calling (844) 883-3861 for domestic callers and (574) 990-9820 for international callers using conference ID: 5078571. A live and archived webcast of the event will be available at https://investors.silkroadmed.com/.

About Silk Road Medical
Silk Road Medical, Inc. (NASDAQ: SILK), is a medical device company located in Sunnyvale, California, that is focused on reducing the risk of stroke and its devastating impact. The company’s flagship procedure, TransCarotid Artery Revascularization (TCAR), is clinically proven to treat blockages in the carotid artery at risk of causing a stroke. For more information on how Silk Road Medical is delivering brighter patient outcomes through brighter clinical thinking, visit www.silkroadmed.com and connect on Twitter, LinkedIn and Facebook.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These statements include statements regarding financial guidance, market adoption and expectations for growth. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include risks described in the section entitled Risk Factors and elsewhere in our filing made with the Securities and Exchange Commission in Silk Road’s Form 10-Q filing made with the Securities and Exchange Commission on November 13, 2019. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. Silk Road Medical disclaims any obligation to update these forward-looking statements.

Investors:
Lynn Lewis
Gilmartin Group
investors@silkroadmed.com

Media:
Joni Ramirez
Merryman Communications
joni@merrymancommunications.com

SILK ROAD MEDICAL, INC.
Statements of Operations Data and Comprehensive Loss
(Unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue	$18,634	$11,470	$63,354	$34,557
Cost of goods sold	4,721	3,667	15,927	10,874
Gross profit	13,913	7,803	47,427	23,683
Operating expenses:
Research and development	3,264	3,390	12,272	10,258
Selling, general and administrative	18,156	11,712	63,220	34,820
Total operating expenses	21,420	15,102	75,492	45,078
Loss from operations	(7,507)	(7,299)	(28,065)	(21,395)
Interest income	441	124	1,656	189
Interest expense	(1,217)	(1,296)	(4,952)	(4,361)
Remeasurement of warrant liability and other income (expense), net	(8)	(7,147)	(21,054)	(12,063)
Net loss	(8,291)	(15,618)	(52,415)	(37,630)
Other comprehensive loss:
Unrealized gains on investments, net	2	—	2	—
Net change in other comprehensive loss	2	—	2	—
Net loss and comprehensive loss	$(8,289)	$(15,618)	$(52,413)	$(37,630)

Net loss per share, basic and diluted	$(0.27)	$(14.12)	$(2.28)	$(39.16)
Weighted average common shares used to compute net loss per share, basic and diluted	30,989,705	1,106,311	22,956,679	960,882

SILK ROAD MEDICAL, INC.
Balance Sheets Data
(Unaudited, in thousands)

	December 31,
	2019	2018 (1)
Assets
Current assets
Cash and cash equivalents	$39,181	$24,990
Short-term investments	51,508	—
Accounts receivable, net	8,601	6,382
Inventories	10,322	5,744
Prepaid expenses and other current assets	2,878	1,408
Total current assets	112,490	38,524
Long-term investments	18,224	—
Property and equipment, net	2,734	2,880
Restricted cash	310	310
Other non-current assets	3,644	1,029
Total assets	$137,402	$42,743
Liabilities, convertible preferred stock and stockholders' equity (deficit)
Current liabilities
Accounts payable	$1,898	$1,252
Accrued liabilities	15,034	9,448
Total current liabilities	16,932	10,700
Long-term debt	44,879	44,201
Redeemable convertible preferred stock warrant liability	—	16,091
Other liabilities	3,700	1,069
Total liabilities	65,511	72,061
Convertible preferred stock	—	105,235
Stockholders’ equity (deficit)
Preferred stock, $0.001 par value	—	—
Common stock, $0.001 par value	31	1
Additional paid-in capital	263,384	4,557
Accumulated other comprehensive income	2	—
Accumulated deficit	(191,526)	(139,111)
Total stockholders’ equity (deficit)	71,891	(134,553)
Total liabilities, convertible preferred stock and
stockholders' equity (deficit)	$137,402	$42,743

(1)We have adjusted the December 31, 2018 consolidated balance sheet to increase each of the accounts receivable and accrued liabilities balances to correct for an immaterial prior year error in the classification of provisions for returns from customers.